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                               ASSET PURCHASE AGREEMENT



                                     BY AND AMONG

                                   SANIFILL, INC.,

                                 CAMPBELL WELLS, L.P.

                                         AND

                              CAMPBELL WELLS NORM, L.P.,

                                   AS THE SELLERS,

                                         AND

                                   US LIQUIDS INC.,

                                     AS THE BUYER


                                   DECEMBER 2, 1996


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

                                  TABLE OF CONTENTS

                                                                          Page

ARTICLE I   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  1.01        Defined Terms .  . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II  PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . .3
  2.01        The Transaction. . . . . . . . . . . . . . . . . . . . . . . . .3
  2.02        Purchase Price. . . .. . . . . . . . . . . . . . . . . . . . . .4
  2.03        Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  2.04        Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS. . . . . . . . . . . . .4
  3.01        Organization . . . . . . . . . . . . . . . . . . . . . . . . . .4
  3.02        Qualification. . . . . . . . . . . . . . . . . . . . . . . . . .4
  3.03        Authorizations; Approvals. . . . . . . . . . . . . . . . . . . .5
  3.04        Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . .5
  4.01        Organization . . . . . . . . . . . . . . . . . . . . . . . . . .5
  4.02        Qualification. . . . . . . . . . . . . . . . . . . . . . . . . .5
  4.03        Authorizations; Approvals. . . . . . . . . . . . . . . . . . . .5
  4.04        Absence of Conflicts . . . . . . . . . . . . . . . . . . . . . .6
  4.05        Organizational Documents of Buyer. . . . . . . . . . . . . . . .6
  4.06        Capitalization . . . . . . . . . . . . . . . . . . . . . . . . .6
  4.07        Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .6
  4.08        Investment . . . . . . . . . . . . . . . . . . . . . . . . . . .6
  4.09        Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE V   COVENANTS OF SELLERS AND BUYER . . . . . . . . . . . . . . . . . .6
  5.01        Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
  5.02        Conduct of Business Pending the Closing. . . . . . . . . . . . .7
  5.03        Capitalization Pending the Closing . . . . . . . . . . . . . . .7
  5.04        Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
  5.05        Commercially Reasonable Efforts. . . . . . . . . . . . . . . . .8
  5.06        Delivery and Retention of Records. . . . . . . . . . . . . . . .8
  5.07        Accounting Treatment . . . . . . . . . . . . . . . . . . . . . .8
  5.08        Closure of Lacassine Facility. . . . . . . . . . . . . . . . . .8
  5.09        Maintenance of Bonds . . . . . . . . . . . . . . . . . . . . . .9
  5.10        Additional Wells . . . . . . . . . . . . . . . . . . . . . . . .9
  5.11        Cooperation with Litigation. . . . . . . . . . . . . . . . . . .9

ARTICLE VI  INDEPENDENT INVESTIGATION AND DISCLAIMER . . . . . . . . . . . . 10

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  6.01        Independent Investigation and Disclaimer . . . . . . . . . . . 10

ARTICLE VII TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  7.01        Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VIII  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . 10
  8.01        Conditions Precedent to Obligation of Each Party . . . . . . . 10
  8.02        Additional Conditions Precedent to Obligations of Buyer. . . . 11
  8.03        Additional Conditions Precedent to Obligations of Sellers. . . 11

ARTICLE IX  INDEMNIFICATION AND ASSUMPTION . . . . . . . . . . . . . . . . . 12
  9.01        By Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  9.02        By Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  9.03        Exceptions to Indemnities. . . . . . . . . . . . . . . . . . . 13
  9.04        Notice of Claim. . . . . . . . . . . . . . . . . . . . . . . . 13
  9.05        Third-Party Claims . . . . . . . . . . . . . . . . . . . . . . 14
  9.06        Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . 14
  9.07        Exclusive Remedies; Survival of Representations and Warranties;
               Limitation of Certain Liabilities; Insurance. . . . . . . . . 14
  9.08        Waiver of Texas DTPA . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE X   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  10.01       Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 16
  10.02       Effect of Termination. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 16
  11.01       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  11.02       Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . 16
  11.03       Public Statements. . . . . . . . . . . . . . . . . . . . . . . 17
  11.04       Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  11.05       Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  11.06       Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 17
  11.07       Further Assurances . . . . . . . . . . . . . . . . . . . . . . 18
  11.08       Severability . . . . . . . . . . . . . . . . . . . . . . . . . 18
  11.09       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 18
  11.10       Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  11.11       Entire Agreement; No Third Party Beneficiaries . . . . . . . . 18

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Annex I       --   Purchased Assets
Annex II      --   Assumed Liabilities
Annex III     --   Bonds

Exhibit A     --   Form of Note
Exhibit B     --   Form of Warrant
Exhibit C     --   Term Sheet for Note Purchase Agreement
Exhibit D     --   Form of Seller Noncompetition Agreement
Exhibit E     --   Form of Buyer Noncompetition Agreement









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

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 2nd day of December, 1996 by and among Sanifill, Inc., a Delaware corporation ("Sanifill"), Campbell Wells, L.P., a Delaware limited partnership ("Campbell Wells"), and Campbell Wells NORM, L.P., a Delaware limited partnership ("Campbell Wells NORM" and, together with Sanifill and Campbell Wells, the "Sellers"), and US Liquids Inc., a Delaware corporation ("Buyer"). Sellers and Buyer are referred to collectively herein as the "Parties" and individually as a "Party."

                                      RECITALS:

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Purchased Assets (as hereafter defined) pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the Parties hereto hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         1.01 DEFINED TERMS. Capitalized terms not otherwise defined herein or in the recitals to this Agreement used in this Agreement shall have the meanings ascribed to them in this Section 1.01.

         "AFFILIATE" shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under a common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "ASSUMED LIABILITIES" shall have the meaning given such term in
Section 2.01.

         "BUYER INDEMNIFIED LIABILITIES" shall have the meaning given such term in Section 9.01.

         "BUYER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the assets, liabilities, financial condition, business, operations, affairs or circumstances of Buyer.

         "BUYER NONCOMPETITION AGREEMENT" shall have the meaning given such term in Section 8.03(b).


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

         "BUYER PARTIES" shall have the meaning given such term in Section
9.01.

         "CLAIM" shall mean all demands, claims, actions, investigations, causes of action, proceedings and arbitrations, whether or not ultimately determined to be valid.

         "CLAIM NOTICE" shall have the meaning given such term in Section
9.04(b).

         "CLOSING" shall have the meaning given such term in Section 2.03.

         "CLOSING DATE" shall have the meaning given such term in Section 2.03.

         "DEDUCTIBLE AMOUNT" shall mean $200,000.

         "DISCLOSURE SCHEDULE" shall have the meaning given such term in the first sentence of Article III.

         "ELECTION PERIOD" shall have the meaning given such term in Section
9.05.

         "GOVERNMENTAL AUTHORITY" shall mean the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

         "INDEMNIFIED PARTY" shall have the meaning given such term in Section 9.04(a).

         "INDEMNIFYING PARTY" shall have the meaning given such term in Section 9.04(a).

         "LACASSINE FACILITY" shall mean that disposal facility located in Lacassine, Louisiana.

         "LAWS" shall mean any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

         "LOSS" shall mean all debts, liabilities, obligations, losses, damages, costs and expenses (including, without limitation, interest including prejudgment interest in any litigated matter), penalties, fines, court costs and reasonable attorneys' fees and expenses, judgments and settlements.

         "MAN DAY" shall mean that measure of time equal to one employee working for a full workday of not less than eight hours.

         "NOTE" shall have the meaning given such term in Section 2.02.

         "NOW" shall mean nonhazardous oil field waste associated with the exploration and production of oil, gas and geothermal energy, that contains less than 30 picocurries per gram of Radium 226 or 228.

         "PARTIES" shall have the meaning given in the introductory paragraph of this Agreement.

         "PERSON" shall mean any natural person, firm, partnership, association, corporation, limited liability company, trust, entity, public body or government.

         "PURCHASE PRICE" shall have the meaning given such term in Section
2.02.

         "PURCHASED ASSETS" shall have the meaning given such term in Section 2.01.

         "RECORDS" shall have the meaning given such term in Section 5.06.

         "RETAINED LIABILITIES" shall have the meaning given such term in
Section 2.01.

         "SELLER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the ownership or operation of the Purchased Assets, taken as a whole.

         "SELLER NONCOMPETITION AGREEMENT" shall have the meaning given such term in Section 8.02(b).

         "SELLER PARTIES" shall have the meaning given such term in Section
9.02.

         "TERMINATION DATE" shall mean January 31, 1997.

         "THIRD-PARTY CLAIM" shall mean a Claim asserted against an Indemnified Party by a Person other than a party to this Agreement or any Affiliate thereof that could give rise to a right of indemnification under this Agreement.

         "WARRANTS" shall have the meaning given such term in Section 2.02.

                                      ARTICLE II

                                  PURCHASE AND SALE

         2.01 THE TRANSACTION. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, Sellers agree to sell, transfer, convey and assign to Buyer the Purchased Assets and the Assumed Liabilities, effective as of the Closing Date, for the Purchase Price. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to acquire and purchase from Sellers the Purchased Assets owned by Sellers, effective as of the Closing Date, for the payment to Sellers equal to the Purchase Price. For purposes of this Agreement, the term "Purchased Assets" shall mean all of the assets of Campbell Wells and Campbell Wells NORM described in ANNEX I hereto, and the term "Assumed Liabilities" shall mean all of the liabilities of Campbell Wells and Campbell Wells NORM described in ANNEX II hereto. All liabilities other than (i) the Assumed Liabilities and
(ii) liabilities and obligations attributable to the use or operation of the Purchased Assets for the period of time occurring on and after the Closing Date

(collectively, the "Retained Liabilities") shall remain the responsibility of Sellers (including, without limitation, litigation in existence prior to the Closing Date).

         2.02 PURCHASE PRICE. The Purchase Price shall consist of (i) a note in the amount of $27,800,000, plus interest at the rate of 7.5% per annum, which note shall be substantially in the form of EXHIBIT A hereto and shall be issued pursuant to a Note Purchase Agreement to be entered into by the parties hereto (the "Note"), and (ii) warrants to purchase 2,000,000 shares of common stock of Buyer, par value $.01 per share ("Buyer Common Stock"), with an exercise price of $1.00 per share, which warrants shall be substantially in the form of EXHIBIT B hereto (the "Warrants").

         2.03 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 at 10:00 a.m., local time, on the second business day following satisfaction of the conditions to closing set forth in Article VIII, or at such other time, date or place as the Parties shall agree (the "Closing Date").

         2.04 DELIVERIES AT CLOSING. At the Closing (a) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in
Section 8.02, including the Seller Noncompetition Agreement, (b) Sellers will deliver to Buyer bills of sale and assignment of the Purchased Assets, (c) Buyer will deliver to Sellers the various certificates, instruments and documents referred to in Section 8.03, including the Buyer Noncompetition Agreement and
(d) Buyer will deliver to Sellers the Note and the Warrants.

                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant to Buyer as follows:

         3.01 ORGANIZATION. Sanifill is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each of Campbell Wells and Campbell Wells NORM is a limited partnership duly formed and validly existing under the laws of the State of Louisiana..

         3.02 QUALIFICATION. Sanifill is duly qualified to transact business as a foreign corporation and is in good standing in the State of Texas and in each other jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Seller Material Adverse Effect. Each of Campbell Wells and Campbell Wells NORM is duly registered to transact business in the State of Louisiana and in each other jurisdiction in which the nature of its business as now conducted or the character of the property owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a Seller Material Adverse Effect.

         3.03 AUTHORIZATIONS; APPROVALS. The execution and delivery by Sellers of this Agreement and the performance of their obligations hereunder have been duly and validly authorized by all requisite corporate and partnership action. This Agreement has been duly executed and delivered by Sellers, and this Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against them in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

         3.04 BROKERS' FEES. Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.


                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         4.01 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         4.02 QUALIFICATION. Buyer is duly qualified to transact business as a foreign corporation and is in good standing in the State of Louisiana and in each other jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect.

         4.03 AUTHORIZATIONS; APPROVALS. The execution and delivery by Buyer of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). Buyer does not need to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority to consummate the transactions contemplated by this Agreement.

         4.04 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, to the knowledge of Buyer, violate or breach the terms of, cause a default under, conflict with, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under (a) any applicable Law, (b) the charter or bylaws of Buyer, or (c) any material contract, agreement, lease, license or other arrangement to which Buyer is a party or by which it or any of its properties are bound.

         4.05 ORGANIZATIONAL DOCUMENTS OF BUYER. True and complete copies of Buyer's charter and bylaws, each as amended through the date hereof, have been delivered to Sellers prior to the date hereof.

         4.06 CAPITALIZATION. The authorized capital stock of Buyer consists solely of 30,000,000 shares of Buyer Common Stock, of which 6,753,000 shares are issued and outstanding as of the date hereof.

         4.07 BROKERS' FEES. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         4.08 INVESTMENT. Buyer, together with its directors, officers and advisors, is familiar with investments of the nature of the Purchased Assets, understands that this investment involves substantial risks, has adequately investigated the Purchased Assets and the Assumed Liabilities, has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Purchased Assets, and is able to bear the economic risks of such investment.

         4.09 LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of Buyer, threatened against Buyer or any of its properties, assets, operations or businesses that might delay, prevent or hinder the consummation of the transactions contemplated hereby.


                                      ARTICLE V

                            COVENANTS OF SELLERS AND BUYER

         5.01 ACCESS.

         (a) Upon reasonable notice and at Buyer's sole risk, liability and expense, and during normal business hours, Sellers shall afford Buyer and its representatives reasonable access, from the date hereof until the Closing Date, to the Purchased Assets and any contracts, books, records and data of Sellers specifically relating to the Purchased Assets. Buyer's investigation shall be conducted in a manner that does not unreasonably interfere with Sellers' normal operations. Buyer agrees to maintain the confidentiality of all such information. BUYER HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS THE SELLERS AND THEIR AFFILIATES, DIRECTORS, OFFICERS, PARTNERS AND AGENTS FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF OR RELATING TO ANY CLAIMS RELATING

    TO ANY SITE VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR ANY OF ITS AGENTS, REPRESENTATIVES, AFFILIATES, OFFICERS, REPRESENTATIVES OR DIRECTORS, INCLUDING ANY LOSSES RESULTING IN WHOLE OR IN PART FROM THE CONCURRENT OR JOINT NEGLIGENCE OF SELLERS (BUT NOT THE SOLE NEGLIGENCE OR STRICT LIABILITY OF SELLERS).

         (b) For a period of two years following the Closing Date, Sellers shall afford Buyer and its representatives, for the sole purpose of preparing financial statements and tax returns of Buyer, reasonable access to its books, records and data to the extent that such books, records and data concern the Purchased Assets or the operation of Campbell Wells and Campbell Wells NORM prior to the Closing Date.

         5.02 CONDUCT OF BUSINESS PENDING THE CLOSING. Sellers covenant and agree that, from the date of this Agreement until the Closing Date, unless Buyer shall otherwise agree or as otherwise contemplated by this Agreement:

         (a) Sellers will operate the Purchased Assets in the ordinary course of business;

         (b) Sellers will refrain from entering into any transaction or contract relating directly to any of the Purchased Assets, other than in the ordinary course of business;

         (c) Sellers will not sell, assign or dispose of any of the Purchased Assets, or incur or assume any liabilities with respect to any of the Purchased Assets, other than any sales, assignments or dispositions made, or liabilities incurred, in the ordinary course of business;

         (d) Sellers will not waive any rights that, singly or in the aggregate, are material to the Purchased Assets; and

         (e) Sellers will maintain in full force and effect all insurance currently maintained with respect to the Purchased Assets.

         5.03 CAPITALIZATION PENDING THE CLOSING. Buyer covenants and agrees that, from the date of this Agreement until the Closing Date, unless Sellers shall otherwise agree in writing, Buyer shall not:

         (a) make any change to its charter or bylaws as previously delivered to Sellers;

         (b)  change in any manner its capitalization as set forth in Section
    4.06 hereof; or

         (c)  commit itself to do either of the foregoing.

         5.04 CONSENTS. Each of the Parties agrees to use commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of Governmental Authorities and any other third parties that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary or advisable for the performance of their respective obligations pursuant to this Agreement. In addition, each of the parties shall make such filings or notices with any Governmental Authorities as may be necessary or advisable. None of the Parties will take any action that is reasonably likely to have the effect of delaying, impairing or impeding the receipt of any required approvals and will use their commercially reasonable efforts to secure such approvals as promptly as possible.

         5.05 COMMERCIALLY REASONABLE EFFORTS. Each of the Parties agrees to use commercially reasonable efforts to obtain the satisfaction of all conditions to Closing attributable to such Party in an expeditious matter.

         5.06 DELIVERY AND RETENTION OF RECORDS.  On or before the Closing
Date, Sellers will deliver or cause to be delivered to Buyer all files, records, information and data specifically relating to the Purchased Assets (collectively, the "Records"). Buyer agrees (a) to hold the Records and not to destroy or dispose of any thereof for a period of six years from the Closing Date or such longer time as may be required by law, and (b) following the Closing Date, to afford to Sellers and their representatives (including, without limitation, their accountants and counsel), during normal business hours, upon reasonable request, full access to the Records and to Buyer's employees to the extent that such access may be requested for any legitimate purpose; PROVIDED, HOWEVER, that in the event of any litigation, nothing herein shall limit or otherwise affect either Party's rights of discovery under applicable law.

         5.07 ACCOUNTING TREATMENT. Each of the Parties agrees to treat the transactions contemplated by this Agreement as a purchase for accounting purposes.

         5.08 CLOSURE OF LACASSINE FACILITY. Buyer hereby agrees to take full responsibility and assume all liabilities relating to the closure and any post-closure requirements of the Lacassine Facility; PROVIDED, HOWEVER, that up to $1,300,000 of the costs incurred by Buyer in connection with such closure and any post-closure requirements shall be reimbursed by Sellers. Buyer shall send Sellers invoices on a monthly basis for all of such costs, and Sellers shall cause such invoices to be paid not later than fifteen days after receipt of such invoices.

         5.09 MAINTENANCE OF BONDS. Sellers hereby agree to leave in place all bonds maintained as of the date of this Agreement as set forth on ANNEX III hereto with the Department of Natural Resources of the State of Louisiana until December 31, 1997. Buyer shall promptly reimburse Sellers for (i) all costs and expenses incurred in connection with the maintenance of such bonds from and after the Closing Date and (ii) any amounts drawn on such bonds with respect to operations or occurrences from and after the Closing Date.

         5.10 ADDITIONAL WELLS. In the event that Buyer is required by the Department of Natural Resources or the Department of Environmental Quality of the State of Louisiana to construct or install additional water injection wells with respect to its Mermentau, Bourg or Bateman Island facilities prior to December 31, 1999, Sellers shall reimburse Buyer for its reasonable and documented expenses incurred in connection with such construction or installation; including compressors or other related equipment; PROVIDED, HOWEVER, that the total of all such expenses to be reimbursed by Sellers shall not exceed $1,600,000.

         5.11 COOPERATION WITH LITIGATION.

         (a) With respect to litigation existing as of the date hereof included within the Retained Liabilities and involving any of Campbell Wells, Campbell Wells NORM or the Purchased Assets, Buyer agrees to cooperate fully in all aspects of such litigation to the extent requested by Sellers including, without limitation, making its officers and employees available to Sellers. Sellers shall reimburse Buyer for all out-of-pocket costs incurred in connection with such cooperation and assistance. In the event that the time devoted by Buyer's personnel to such cooperation and assistance in any calendar month exceeds either (i) forty hours by any single officer or employee or (ii) twenty Man Days in the aggregate, Sellers shall pay to Buyer a per diem amount for all time in excess of such limitation. Such per diem amount shall be equal to the daily base pay plus 30% of such base pay of the most highly compensated employee assisting with such litigation during such month.

         (b) Sellers agree to obtain the written consent of Buyer, which consent shall not be unreasonably withheld, prior to settling any of the litigation referred to in paragraph (a) above to the extent that such settlement restricts or otherwise adversely affects (i) the ongoing operations of any facility included within the Purchased Assets or (ii) any permit relating to any of such facilities; PROVIDED, HOWEVER, that such consent may not be withheld by Buyer unless such operating restrictions or adverse affects have a material adverse effect on Buyer. For purposes of this Section 5.11, the term "material adverse effect" shall mean effects involving (i) capital expenditures or increased operating expenses the net present value of which (based on a 12% discount rate) is $500,000 or more or (ii) a decrease in net income the net present value of which (based on a 12% discount rate) is $500,000 or more. Unless otherwise expressly agreed by the parties, Sellers will not be liable to Buyer for any of such capital expenditures, increased operating expenses or decreased net income.

                                      ARTICLE VI

                       INDEPENDENT INVESTIGATION AND DISCLAIMER

         6.01 INDEPENDENT INVESTIGATION AND DISCLAIMER. Buyer acknowledges that its officers have served as officers of Campbell Wells and Campbell Wells NORM and will continue to serve as such through the Closing Date and, as such,
(i) it is intimately familiar with the Purchased Assets and the Assumed Liabilities, (ii) it has more information and knowledge with respect to such Purchased Assets and Liabilities than do the Sellers and (iii) it has had sufficient access to the Purchased Assets and the Assumed Liabilities to enable it to thoroughly evaluate the Purchased Assets and the Assumed Liabilities and the risks associated therewith. Buyer further acknowledges that in making its decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own knowledge and experience, its own independent investigation and the express representations, warranties, covenants and agreements set forth in this Agreement. Accordingly, Buyer acknowledges that, except as expressly set forth herein, Sellers have not made, AND SELLERS HEREBY
EXPRESSLY DISCLAIM AND NEGATE, ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (i) THE CONDITION OF THE PURCHASED ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR
OF ENVIRONMENTAL CONDITION), (ii) THE NATURE OR EXTENT OF THE ASSUMED LIABILITIES, (iii) ANY INFRINGEMENT BY SELLERS OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (iv) ANY INFORMATION, DATA OR OTHER MATERIALS (WHETHER WRITTEN OR ORAL) FURNISHED TO BUYER OR ITS REPRESENTATIVES BY OR ON BEHALF OF SELLERS.

                                     ARTICLE VII

                                     TAX MATTERS

         7.01 TRANSFER TAXES. Buyer shall be responsible for the payment of all state and local transfer, sales, use or other similar taxes, if any, resulting from the transactions contemplated by this Agreement.


                                     ARTICLE VIII

                                CONDITIONS TO CLOSING

         8.01 CONDITIONS PRECEDENT TO OBLIGATION OF EACH PARTY. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions at or prior to the Closing Date:

         (a) No order shall have been entered and remain in effect in any action or proceeding before any federal, state, foreign or local court or governmental agency or other federal, state, foreign or local regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated by this Agreement and no action or proceedings that has a reasonable likelihood of preventing or materially hindering the transactions contemplated hereby shall have been instituted, which shall not have been subsequently dismissed;

         (b) Newpark Resources, Inc. ("Newpark") shall have consented to (i) the assignment to Buyer of all contracts and agreements with Newpark that are included within the Purchased Assets and (ii) Buyer's assumption of all of the Assumed Liabilities evidenced by such contracts and agreements;

         (c) The parties shall have entered into a Note Purchse Agreement pursuant to which the Note will be issued, the terms and conditions of which are described in the Term Sheet attached hereto as EXHIBIT C; and

         (d) Any and all other consents of third parties, including Governmental Authorities (other than any consents that would customarily be obtained after the Closing), necessary in connection with the transactions contemplated hereby shall have been obtained or arrangements shall have been made reasonably satisfactory to Buyer to allow Buyer to receive substantially the same economic benefits as if all such consents had been obtained.

         8.02 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement is also subject to the fulfillment of the following conditions at or prior to the Closing Date:

         (a) The representations and warranties of Sellers contained herein shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that date (except to the extent that such representations and warranties expressly speak as to some earlier date); all of the terms, covenants and conditions of this Agreement to be complied with and performed by Sellers on or prior to the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect, dated as of the Closing Date and signed by an executive officer of each Seller or its general partner, as applicable, shall have been delivered to Buyer; and

         (b) Sellers shall have executed and delivered to Buyer a noncompetition agreement substantially in the form of EXHIBIT D hereto (the "Seller Noncompetition Agreement").

         8.03 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that date (except to the extent that such representations and warranties expressly speak as to some earlier date); all of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect, dated as of the Closing Date and signed by an executive officer of Buyer, shall have been delivered to Sellers;

         (b) Sellers shall have received the approval of the Board of Directors of USA Waste, Inc., or any appropriate committee thereof; and

         (c) Buyer shall have executed and delivered to Sellers a noncompetition agreement substantially in the form of EXHIBIT E hereto (the "Buyer Noncompetition Agreement").


                                      ARTICLE IX

                            INDEMNIFICATION AND ASSUMPTION

         9.01 BY SELLERS. Subject to terms and conditions of this Article IX, Sellers hereby agree to indemnify, defend and hold harmless Buyer, its Affiliates and its and their respective directors, officers, employees and agents (collectively, the "Buyer Parties"), from and against (i) the Retained Liabilities and (ii) the following (collectively, the "Buyer Indemnified Liabilities"): any Claim individually constituting a Loss in excess of $10,000 asserted against, imposed upon, or incurred by any Buyer Party, directly or indirectly, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty made by Sellers (other than with respect to the Retained Liabilities) contained in or made pursuant to this Agreement, or
(b) the breach of any covenant or agreement of Sellers contained in or made pursuant to this Agreement; PROVIDED, HOWEVER, that none of the Buyer Parties shall be entitled to assert rights of indemnification by Sellers under clause
(ii) above of this Section 9.01 for Buyer Indemnified Liabilities unless and until the aggregate of all such Buyer Indemnified Liabilities exceeds the Deductible Amount (it being understood that such Buyer Indemnified Liabilities shall accumulate until such time or times as the aggregate of all such Buyer Indemnified Liabilities exceeds the Deductible Amount, whereupon the Buyer Parties shall be entitled to indemnification by Sellers hereunder to the extent of such excess, including, from such point forward, individual Claims of less than $10,000. Notwithstanding the foregoing, Seller's maximum indemnification obligation hereunder at any point in time shall be limited to the principal amounts repaid under the Note to such point in time; PROVIDED, HOWEVER, that Buyer may offset additional indemnification amounts, subject to the Deductible Amount and the limitation on the maximum aggregate indemnification obligation set forth in the next sentence, against future payments of principal under the Note. In no event shall Sellers' maximum aggregate indemnification obligation under this Article IX exceed $10,000,000.

         9.02 BY BUYER. As of the Closing and subject to the indemnity obligations of Sellers under Section 9.01, Buyer shall assume all of the Assumed Liabilities, in addition to all of the obligations and liabilities that are attributable generally to the ownership of the Purchased Assets following the Closing, which assumption by Buyer is specifically made regardless of whether any such obligations or liabilities are attributable to events or periods of time prior to or after the Closing Date. Subject to the terms and conditions of this Article IX, Buyer hereby agrees to indemnify, defend and hold harmless Sellers, their Affiliates and their respective directors, officers, partners, employees and agents (collectively, the "Seller Parties"), from and against the following (collectively, the "Seller Indemnified Liabilities"); any Claim individually constituting a Loss in excess of $10,000 asserted against, imposed upon or incurred by any such person, directly or indirectly, arising out of or resulting from (i) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, (ii) the breach of any covenant or agreement of Buyer contained in or made pursuant to this Agreement, (iii) the ownership and operation of the Purchased Assets from and after the Closing Date and (iv) the Assumed Liabilities.

         9.03 EXCEPTIONS TO INDEMNITIES. Notwithstanding anything to the contrary set forth in Section 9.01, Buyer Indemnified Liabilities shall not include any Claims to the extent such Claims are attributable to a breach of any representation, warranty, covenant or agreement of Buyer under this Agreement. Notwithstanding anything to the contrary set forth in Section 9.02, Seller Indemnified Liabilities shall not include any Claims to the extent such Claims are attributable to a breach of any representation, warranty, covenant or agreement of Sellers under this Agreement.

         9.04 NOTICE OF CLAIM. (a) For purposes of this Article IX, the term "Indemnifying Party" when used in connection with a particular Claim shall mean the party having an obligation to indemnify another party with respect to such Claim pursuant to this Article IX, and the term "Indemnified Party" when used in connection with a particular Claim shall mean the party having the right to be indemnified with respect to such Claim by another party pursuant to this
Article IX.

         (b) Promptly after any Indemnified Party becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article IX, such Indemnified Party will provide notice thereof in writing to the Indemnifying Party (a "Claim Notice") specifying the nature and specific basis for such Claim and a copy of all papers served with respect to such Claim (if any). For purposes of this Section 9.04(b), receipt by a Party of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any person or entity other than a Party that gives rise to a Claim on behalf of such Party shall constitute the discovery of facts giving rise to a Claim by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 9.04(b). Each Claim Notice shall set forth a reasonable description of the Claim and shall contain a statement to the effect that the Indemnified Party giving the notice is making a claim pursuant to and formal demand for indemnification under this Article IX. The Claim Notice shall set forth the particular provision in this Article IX and any related provision in this Agreement pursuant to which such indemnification claim is made. For example, if an Indemnified Party elects to assert an indemnification claim for breach of the Indemnifying Party's breach of representation, the Indemnified Party's Claim Notice would provide that the Claim is asserted under Section 9.01(a) or 9.02(a)(i), as applicable, and that the representation allegedly breached is, for example, the authorizations and approvals representation contained in
Section 3.03 or 4.03, as applicable.

         9.05 THIRD-PARTY CLAIMS. (a) If an Indemnified Party shall have any Third-Party Claim asserted against such Indemnified Party, the Indemnified Party promptly shall transmit to the Indemnifying Party a Claim Notice relating to such Third-Party Claim. Prior to the expiration of the 45-day period following the Indemnifying Party's receipt of such notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party in writing as to
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to such Third-Party Claim and (ii) whether the Indemnifying Party elects, at its sole cost and expense, to defend the Indemnified Party against such Third-Party Claim.

         (b) If an Indemnifying Party notifies an Indemnified Party in writing within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article IX and that the Indemnifying Party elects to assume the defense of the Third-Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in contesting any Third-Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third-Party Claim or any cross-complaint against any Person. The Indemnified Party shall have the right to participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(b) so long as such participation does not unreasonably interfere with such defense or settlement, and shall bear its own costs and expenses with respect to any such participation.

         9.06 SUBROGATION. In the event that any Indemnified Party has a right against a third party with respect to any damages, losses, costs or expenses paid to such Indemnified Party by an Indemnifying Party, then such Indemnifying Party shall, to the extent of such payment, be subrogated to the right of such Indemnified Party.

         9.07 EXCLUSIVE REMEDIES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION OF CERTAIN LIABILITIES; INSURANCE.

         (a) Buyer and Sellers (i) agree that only actual damages shall be recoverable under this Agreement and (ii) hereby waive any right to recover special, punitive, consequential, incidental or exemplary damages. Notwithstanding anything to the contrary in this Agreement, the indemnification provisions of this Agreement shall be the exclusive remedy for any Claim based upon this Agreement or the transactions described herein following the Closing. In furtherance of the foregoing, all other remedies available at law or in equity, in tort, contract or otherwise are hereby waived, released and discharged by Sellers and Buyer. Indemnity obligations of any Indemnifying Party shall be reduced by any insurance proceeds realized by any Indemnified Party.

         (b) The representations and warranties of Sellers contained herein shall survive the Closing until the earlier of (i) thirty days after preparation of Buyer's first full audited financial statements or (ii) December 31, 1997.

         (c) The representations and warranties of Buyer contained herein shall survive the Closing for a period of two years, except that Sellers' right to seek indemnification with respect to any Claim arising out of or relating to
(i) Buyer's ownership and operation of the Purchased Assets from and after the Closing Date and (ii) the Assumed Liabilities shall continue indefinitely without expiration.

         (d) Neither Buyer Parties nor Seller Parties may assert any claim under this Article IX based on facts constituting a breach of any of the representations and warranties hereunder to the extent such person had actual knowledge of such facts prior to the Closing Date.

         9.08 WAIVER OF TEXAS DTPA. IT IS THE INTENT OF THE PARTIES THAT SELLERS' AND BUYER'S RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION AND WITH RESPECT TO ALL ACTS OR PRACTICES OF SELLERS OR BUYER, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ANN. Section 17.41 ET SEQ. (VERNON 1987 AND SUPP. 1994) (THE "DTPA"). AS SUCH, BUYER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER SUCH DUTIES, RIGHTS OR REMEDIES ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES. BUYER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS PURCHASING THE ASSETS COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE; THAT BUYER OR ITS PARENT COMPANY HAS ASSETS OF FIVE MILLION DOLLARS ($5,000,000) OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION SUCH AS THIS; AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLERS.
 BUYER EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH SELLERS HAVE AGREED TO SELL THE PURCHASED ASSETS AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THIS WAIVER OF THE DTPA. BUYER FURTHER RECOGNIZES THAT SELLERS, IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAVE EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA. BUYER AND SELLERS AGREE THAT THE ABOVE WAIVER IS CONSPICUOUS AND IN SUBSTANTIALLY THE FORM REQUIRED BY SECTION 17.42(C)(3) OF THE DTPA.

                                      ARTICLE X

                                     TERMINATION

         10.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned as follows:

         (a) By the mutual written consent of Buyer and Sellers at any time prior to the Closing;

         (b) By Buyer or Sellers if a final, non-appealable order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered;

         (c) By Sellers at any time prior to the Closing if the Closing shall not have occurred on or before the Termination Date by reason of a failure of any condition precedent under Section 8.01 or 8.03, unless the failure results primarily from the breach by Sellers of any representation, warranty or covenant contained in this Agreement; or

         (d) By Buyer at any time prior to the Closing if the Closing shall not have occurred on or before the Termination Date by reason of a failure of any condition precedent under Section 8.01 or 8.02, unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement.

         10.02 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 10.01, (i) Sellers and Buyer shall have no obligation or liability to each other except that the provisions of Sections 5.01, 9.07 and 9.08 shall survive any such termination, and (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement prior to such termination or, with respect to those provisions that survive such termination, prior to or following termination.

                                      ARTICLE XI

                                    MISCELLANEOUS

         11.01 EXPENSES. Sellers and Buyer shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         11.02 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each Party hereto. The waiver by any Party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any Party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         11.03 PUBLIC STATEMENTS. Sellers and Buyer agree to consult with, and obtain the approval of (which approval will not be unreasonably withheld), each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law.

         11.04 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by the Parties hereto without the prior written consent of the other Parties hereto; PROVIDED, HOWEVER, that Buyer, upon written notice to Sellers, may designate that the Purchased Assets be transferred and delivered to a corporation or partnership wholly owned by Buyer (directly or indirectly).

         11.05 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person or by courier, (b) sent by telecopy or facsimile transmission, answer back requested, or (c) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to Sellers:      Sanifill, Inc.
                             First City Tower, 1001 Fannin
                             Houston, Texas  77002
                             Attention:  Corporate Secretary
                             Facsimile:  (713) 942-6277

         if to Buyer:        US Liquids Inc.
                             71 Quiet Oak Circle
                             The Woodlands, Texas  77381-3163
                             Attention: W. Gregory Orr
                             Facsimile:  (713) 298-1883

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 11.05. Such notices shall be effective, (i) if delivered in person or by courier, upon delivery, (ii) if sent by overnight delivery service, on the day following the date on which such notice was sent, (iii) if sent by telecopy or facsimile transmission, upon completion of transmission, or (iv) if mailed, on the date of delivery as shown by the return receipt therefor.

         11.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         11.07 FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement including, without limitation, the transfer of the Purchased Assets to Buyer and obtaining any post-Closing consents, Sellers and Buyer will take or cause to be taken such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request.

         11.08 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

         11.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         11.10 HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

         11.11 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Exhibits hereto and the Disclosure Schedule and any other documents executed and delivered pursuant to this Agreement and the Confidentiality Agreement constitute the entire agreements and supersede all other prior agreements and understandings, both oral and written, among the Parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement, confers upon any person not a party hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                        SELLERS:

                        SANIFILL, INC.


                        By:       /s/ Bruce E. Snyder
                           -----------------------------------------------
                           Name:     Bruce E. Snyder
                           Title:    Vice President

                        CAMPBELL WELLS, L.P.

                        By:  SANIFILL GP HOLDING CO., INC.,
                             its General Partner


                             By:       /s/ Bruce E. Snyder
                                ------------------------------------------
                                Name:   Bruce S. Snyder
                                Title:  Vice President

                        CAMPBELL WELLS NORM, L.P.

                        By:  SANIFILL GP HOLDING CO., INC.,
                             its General Partner


                             By:     /s/ Bruce E. Snyder
                                ------------------------------------------
                                Name:     Bruce S. Snyder
                                Title:    Vice President

                        BUYER:

                        US LIQUIDS INC.


                        By:      /s/ W. Gregory Orr
                           -----------------------------------------------
                           Name:     W. Gregory Orr
                           Title:    President